Investor Update Fourth Quarter 2012 February 21, 2013

Safe Harbor Statement * Forward-Looking Language This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the financial statements. Statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) are only predictions or statements of current plans, which we review continuously. Forward-looking statements may differ from actual future results due to, but not limited to, and our future results may be materially affected by, potential risks or uncertainties. You should understand that it is not possible to predict or identify all potential risks or uncertainties. We note the following as a partial list: the effects of greater than anticipated competition which could require us to develop new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, product and service offerings and measurement of speeds and capacity, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts in 2013 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Non-GAAP Financial Measures * The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow, EBITDA or “operating cash flow,” which we define as operating income plus depreciation and amortization (“EBITDA”), and Adjusted EBITDA; a reconciliation of the differences between EBITDA and free cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the appendix. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. In addition, the Company believes that free cash flow and EBITDA, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude certain costs because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations. These adjustments are detailed in the Appendix for the reconciliation of free cash flow and operating cash flow. Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. These non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. EBITDA has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this document should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Quarterly Snapshot * Notes: 1) Total revenue including Switched Access & Subsidy. 2) Customer revenue is defined as total revenue less access services. Access services include switched access and subsidies. 3) Represents Operating Cash Flow (EBITDA), as adjusted. 4) Capital expenditures exclude integration capital expenditures . 5) Free cash flow as defined by Frontier, and excluding integration costs and capex; 6) 3Q12 includes $15 million and 4Q12 includes $7 million of storm costs; 4Q12 includes $5 million of Apple Gift Card costs. Please see Non-GAAP Reconciliations in Appendix.

* Average monthly total revenue per customer increased yoy from $121.88 to $127.32 and average monthly customer revenue improved from $107.50 to $112.68 Completed Systems Conversions and Network Integration Made Significant Network Investments Achieved Synergy Target of $650 Million, exceeding original Target of $500 Million Raised $1.35 Billion to Repay Maturities Reorganized Operating Regions and Realigned Organizational Structure in January 2013 2012 sets the Foundation for 2013 Key Strategic and Operating Objectives

* Decentralized sales and marketing to improve go to market Expand use of alternative channels: aggregators and agents Expand feet-on-the-street to grow share for commercial customers Provide simplified pricing plans Improve customer order processing for speed and efficiency Continue focus on new product development: Hughes Satellite Broadband Frontier Secure through new partnerships Residential VoIP, OTT video, Commercial data products Drive Revenue Growth Key Strategic and Operating Objectives

* Continue to upgrade the network for speed, capacity and reach 40% of households can receive 20 Mbps; 50% is target by end of 2013 71% of exchanges have carrier ethernet (1 Gbps). Continue to increase speeds using ADSL2+, VDSL and bonding technologies Continue to sell Hughes Satellite Broadband to un-served markets Complete commitments to the FCC to build out to 85% of acquired territories Build out to households using proceeds from CAF I Lead with Broadband Key Strategic and Operating Objectives

* Simplification and Cost Savings Key Strategic and Operating Objectives

* Revenue: Lower voice revenues due to loss of landline customers, purchase of unlimited phone packages and trend of new customers to Simply Broadband Continued improvement in residential customer losses Continued improvement in commercial average revenue per customer Lower commercial revenues due to longer purchasing decision cycle Q4 Results Revenues

Network Roadmap * Capex for 2012 within guidance Solid improvement on all speed categories Deploying Ethernet, ADSL2+ Bonding and VDSL2 technology

Key Metrics * Continuous improvements in Residential Customer Churn and Broadband Availability Acquired territories significantly improved subsequent to systems conversions

Key Metrics * Improved customer retention, reflecting strong Simply Broadband adds and solid commercial sales Video strong on DISH Hopper; lower FIOS video losses Notes: (1) Video reflects only DISH and FiOS; Subscriber units in 000s. DirecTV excluded due to unbundling in 3Q 2012. Prior periods have been restated.

Revenues * Customer Rev declined 3.9% yr/yr Regulatory 8.8% of total, excluding surcharges Business declined 3.0% yr/yr Residential decline 5.0% yr/yr lowest since closing Majority of revenue remains non-voice Broadband speed upgrades should increase trend Notes: (1) As a % of Total Customer Revenue. $ Millions. Numbers may not sum due to rounding.

Residential & Business * Residential ARPC +1.8% yr/yr Business ARPC +5.7% yr/yr Reflects improved pricing, product rationalization & promotions, and higher products per customer Business also reflects mix shift from low-ARPC Small customers to higher ARPC Medium & Enterprise Notes: (1) Sequential quarterly change; ARPC = Average Revenue Per Customer calculated per month.

Cash Operating Expenses * Normalized cash operating expenses declined Notes: $ Millions. Please see Non-GAAP reconciliation in Appendix.

Cost Savings * Frontier has successfully outperformed its original synergy target of $500M Achieved annualized run rate target of $653M After 4Q12, we will no longer be reporting synergies separately $ 650 Target Notes: $ Millions. Numbers may not sum due to rounding.

Capital Expenditures * Broadband expanded to 157,000 homes in 4Q12 14.9% LTM Capex/Revenue Capex shifting from geographic expansion to network speed enhancements Notes: $ Millions. Numbers may not sum due to rounding.

Cash Flow * 4Q12 Adjusted EBITDA margin 46.6% 4Q12 FCF dividend payout ratio 45.0% Trailing FCF exceeds annualized dividend by $576 million Integration expenses concluded in 4Q12 Notes: $ Millions. “CFFO” is Net Cash Provided by Operating Activities. See Appendix for calculation of Free Cash Flow (FCF).

Credit & Liquidity * Leverage (Net Debt / Adj EBITDA) for 4Q12 at 3.17x, flat to 3Q12 $2.1B of current liquidity Notes: (1) Calculation excludes non-current restricted cash. Numbers may not sum due to rounding.

Debt Profile * $561 Million Current and $8.4 Billion Long Term Debt outstanding $503 million of debt repaid on January 15, 2013 using cash on hand $1.34 Billion of Cash and Cash Equivalents and current Restricted Cash on hand as of year-end 2012 $750 Million Committed Revolving Credit Facility – to be Renewed in 2013 Notes: $ Millions. Numbers may not sum due to rounding.

Guidance * Decrease in capital expenditures in 2013 reflects completion of major broadband geographic expansion, completed middle mile fiber upgrades, capacity increases and shifting of capital to speed enhancement Cash taxes in 2013 benefits from estimated payment methodologies 50% bonus depreciation in 2013 will reduce cash taxes by approximately $80 million during the first part of 2014 Notes: $ Millions. See Appendix for calculation of Free Cash Flow (FCF).

Appendix *

Residential Customers by State * (1) Includes Tennessee, Nevada, Iowa, Nebraska, Alabama, Utah, Georgia, New Mexico, Montana, Mississippi and Florida.

Non-GAAP Reconciliation * Notes: $ Millions. Numbers may not sum due to rounding.

Non-GAAP Reconciliation * Notes: $ Millions. Numbers may not sum due to rounding.

* Frontier Communications Corp. (NASDAQ: FTR) Investor Relations Frontier Communications Corp. 3 High Ridge Park Stamford, CT 06905 203.614.4606 IR@FTR.com